Exhibit 8.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

C. Dana Waterman III

Terry M. Giebelstein*

Curtis E. Beason

Robert V. P. Waterman, Jr.*

R. Scott Van Vooren*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Christopher J. Curran*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Diane M. Reinsch*

Catherine E. E. Hult*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Rian D. Waterman*

Abbey C. Furlong*

Samuel J. Skorepa*

Kurt P. Spurgeon*

Joshua J. McIntyre*

Brett R. Marshall*

Kyle R. Day*

Andrea D. Mason*

James W. White*

Timothy B. Gulbranson

Registered Patent Attorney

April A. Price*

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

William C. Davidson

Charles E. Miller*

James A. Mezvinsky

David A. Dettmann*

Michael L. Noyes

Jeffrey W. Paul

*  Also Admitted in Illinois

Illinois Office

3551 7th Street, Suite 110

Moline, IL 61265

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address: rdavidson@l-wlaw.com
www.L-WLaw.com

March 2, 2016

JOHN DEERE CAPITAL CORPORATION	JOHN DEERE RECEIVABLES, INC.
1 East First Street, Suite 600	1 East First Street, Suite 600
Reno, NV 89501	Reno, NV 89501
Attention: Manager	Attention: Manager

WELLS FARGO DELAWARE TRUST	U.S. BANK NATIONAL ASSOCIATION
COMPANY, N.A.	190 South LaSalle Street, 7th Floor
919 North Market Street, Suite 1600	Mail Code MK-IL-SL7R
Wilmington, DE 19801	Chicago, IL 60603
Attention: Corporate Trust Administration

MERRILL LYNCH, PIERCE, FENNER	J.P. MORGAN SECURITIES LLC
AND SMITH INCORPORATED	383 Madison Avenue
One Bryant Park	New York, NY 10179
New York, NY 10036

MITSUBISHI UFJ SECURITIES (USA), INC.	HSBC SECURITIES (USA) INC.
1221 Avenue of the Americas	452 Fifth Avenue
New York, NY 10020	New York, NY 10018

RBC CAPITAL MARKETS, LLC
200 Vesey Street
New York, NY 10281

RE:	REGISTRATION STATEMENT ON FORM SF-3

REGISTER JOHN DEERE OWNER TRUST 2016

(the “Registration Statement”)

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC

MITSUBISHI UFJ SECURITIES (USA), INC.

HSBC SECURITIES (USA) INC.

RBC CAPITAL MARKETS, LLC

March 2, 2016

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2016 (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of March 2, 2016, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated March 1, 2016, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated February 23, 2016 among JDRI; John Deere Capital Corporation; Merrill Lynch, Pierce, Fenner and Smith Incorporated; J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC

MITSUBISHI UFJ SECURITIES (USA), INC.

HSBC SECURITIES (USA) INC.

RBC CAPITAL MARKETS, LLC

March 2, 2016

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP